UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2008

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24189
(Commission File Number)

65-0488983
(IRS Employer Identification No.)

615 Sierra Rose Drive, Reno NV 89511
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 621-5400

1 E. Liberty St., Suite 6000, Reno, Nevada 89501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

Effective September 3, 2008, we entered into a marketing services agreement with an effective date July 15, 2008 with Wall Street Reporter, Inc., wherein Wall Street Reporter has agreed to provide various marketing services for a period of six months from July 15, 2008. Pursuant to the agreement, we have agreed to pay to Wall Street Reporter a monthly fee of $3,000. In addition, we have agreed to issued 500,000 restricted shares and 500,000 warrants to Wall Street Reporter.

Item 3.02         Unregistered Sales of Equity Securities

Effective September 3, 2008, we issued 500,000 shares of our common stock to Wall Street Reporter, Inc. in connection with a marketing services agreement dated effective July 15, 2008. In addition, we have issued to Wall Street Reporter, 500,000 warrants. Each warrant is exercisable into one common share at an exercise price of $0.30 for a period of two years.

All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2008, John R. Rose resigned as a director of our company.

Our board of directors now consists of Stephen Parent, David J. Salari, Daniel Forbush and Larry M. Bigler.

Item 9.01         Financial Statements and Exhibits

10.1	Marketing Services Agreement effecti.ve July 15, 2008 with Wall Street Reporter Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent
Stephen Parent
President and Chief Executive Officer

Date: September 5, 2008